SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  March 6, 1997


                           U.S. ENERGY CORP.
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       (Exact Name of Registrant as Specified in its Charter)


  Wyoming                   0-6814               83-0205516
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(State or other           (Commission         (I.R.S. Employer
jurisdiction of            File No.)          Identification No.)
incorporation)


Glen L. Larsen Building
877 North 8th West
Riverton, WY                                          82501
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(Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code: (307) 856-9271
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                          Not Applicable
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        (Former Name, Former Address or Former Fiscal Year,
                   if Changed From Last Report)

Item 5 - Other Events
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A.   Registrant and Crested Corp. ("USECC") - Nukem/CRIC Litigation/Arbitration

     On March 6, 1997, Judge Lewis T. Babcock of the U. S. District Court of Colorado entered an Amended Judgment, together with an "Order for Entry of Amended Judgment as Final," dated March 3, 1997, following the hearing on USECC's motion to correct the Court's November 5, 1996 Order and Judgment and motions to enter a final judgment The Amended Judgment further confirms the Order and Award of the panel of three arbitrators who presided over the arbitration proceedings involving U.S. Energy Corp. (the "Registrant") and its 52% owned subsidiary Crested Corp. d/b/a USECC and Nukem, Inc. and its wholly-owned subsidiary Cycle Resource Investment Corporation ("CRIC") of Stamford, CT. In December 1996, Nukem and CRIC filed a notice with the 10th Circuit Court of Appeals ("CCA") appealing the Court's judgment of November 5, 1996, which confirmed the Award. However, the 10th CCA held that appeal in abeyance pending the issuance of the U. S. District Court's final judgment.

     The Sheep Mountain Partners ("SMP") Partnership was formed in December 1988 between USECC and Nukem/CRIC to develop and mine uranium ore from the SMP mines in Wyoming to be milled into uranium concentrates (U3O8) and to market U3O8 worldwide. Arbitration proceedings were initiated in June 1991 by Nukem and CRIC concerning the SMP's uranium operations in Wyoming after disputes arose between the parties. USECC filed suit in July 1991 against Nukem and CRIC in the U.S. District Court of Colorado to rescind the Sheep Mountain Partnership Agreement based on fraud in inducing USECC into the SMP Partnership. Thereafter in February 1994, after lengthy discovery proceedings which brought out the wrongdoings of Nukem, USECC agreed to arbitrate the disputes and affirmed the SMP Partnership agreement. Hearings on the consensual arbitration were commenced on June 27, 1994 and consumed some 73 hearing days which ended on May 31, 1995.

     On April 18, 1996, the Panel awarded USECC a net monetary amount of approximately $7.4 million together with interest in damages against Nukem in its Order and Award. An amount of $4.8 million was also awarded to USECC from funds held in SMP trust and bank accounts for a total of $12.2 million. Regarding Nukem's purchase contracts with the CIS republics, the Award also provided, "Since the rights to purchase the CIS uranium were obtained through the use of SMP contracts (partnership assets), those purchase rights, the uranium acquired pursuant to those rights and the profits therefrom are impressed with a constructive trust in favor of SMP."

     USECC then petitioned the U.S. District Court in Colorado for confirmation of the Award. Nukem and CRIC filed motions to modify and/or vacate portions of the Award, alleging that significant portions of the Award were erroneous. Specifically, Nukem was seeking to set aside potentially $16 million which the Panel had awarded USECC and to rewrite portions of the Award dealing with CIS uranium. On May 31, 1996, the U.S. District Court remanded the Award to the Panel for consideration of these motions.

     On July 3, 1996, the Panel entered a supplemental order affirming its earlier Award, stating that, "There was wrongdoing on the part of Nukem when it used what were clearly partnership contracts to obtain financial benefits for itself alone . . . Our Award . . . is premised upon wrongdoing by Nukem and a judgment by us that Nukem ought not to be permitted to profit from that wrongful conduct." The Panel further affirmed its April 18, 1996 Award imposing a constructive trust in favor of SMP on the rights to purchase CIS uranium, the uranium acquired pursuant to those rights and the profits therefrom. The Panel stated, "We thus conclude that there is no inconsistency and no double recovery and no subtraction that ought to be made from profits already realized. . . ."

     In the March 6, 1997 Amended Judgment, which included rulings on some 12 monetary claims of the parties, Judge Babcock ordered Nukem to pay USECC a net of approximately $8.465 million as monetary damages. In November 1996, USECC received $4.367 million out of SMP escrowed funds and its bank account per the Court's November 5, 1996 Order. Judge Babcock again confirmed the Panel's Awards denying Nukem's motion to modify and/or vacate portions of the Award, and granted USECC's motion to modify one paragraph of the Award deducting $265,213 from the amounts Nukem and CRIC claimed to have advanced to purchase uranium for the SMP Partnership.

     The notice of appeal filed by Nukem and CRIC to the 10th CCA in December 1996 may apply to the March 6, 1997 Amended Judgment. A hearing may be scheduled to determine the amount of bond which Nukem/CRIC will be required to post as security in favor of USECC, as a condition to Nukem/CRIC proceeding through the appeals process. The purpose of the bond would be to protect and preserve the amount of the final judgment in favor of USECC.

     Despite the rulings of the Panel imposing a constructive trust in favor of SMP on the rights to purchase CIS uranium, the uranium acquired pursuant to those rights and the profits therefrom, the defendants-appellants Nukem/CRIC continue to assert in both Court filings and public news releases that the Panel did just the opposite and in fact, "denied" SMP's rights of the CIS contracts in constructive trust. For Nukem and CRIC to appeal to the 10th CCA, they must post a supersedeas bond to protect and preserve the final judgment in favor of USECC. Thus, the amount of the bond is placed in question because of the assertions of Nukem/CRIC. Registrant and Crested contacted Nukem/CRIC for a stipulation to request the Court to order a limited remand to the Arbitration Panel on the question of which CIS contracts are subject of the constructive trust referred to in the Panel's Order and Award. Nukem and CRIC would not agree to such a stipulation and stated they would oppose any such application to the U.S. District Court. Consequently on March 14, 1997, USECC filed a motion with the U.S. District Court of Colorado requesting the Court to enter an order remanding to the Arbitration Panel the issue of which specific contracts are subject to the constructive trust with SMP. The motion is pending.


B.   Plateau's Application to NRCfor Operational License

     Registrant's wholly owned subsidiary Plateau Resources Limited ("Plateau") has received notification from the U.S. Nuclear Regulatory Commission ("NRC") that it had conducted a review of Plateau's application to amend its license on the Shootaring Canyon Uranium Processing Facility in Utah. Plateau's application for the amendment consists of renewing its NRC license; changing the license from standby to operational; proposing new environmental and occupational monitoring procedures; and submitting a comprehensive demolition and reclamation plan with adequate performance surety. The NRC requested an increase in the financial surety from the present cash bond of $2.549 million. In response thereto, Plateau increased the NRC surety to a cash bond of $6.784 million. This will allow the NRC to maintain its review schedule in completing the amended license by March 31, 1997. The surety amount posted should be adequate for bonding requirements before resuming Mill operations.


     Plateau has commenced reactivation of the Shootaring Mill for full start-up. There is a stockpile at the Mill of some 90,000 tons of uranium ore and additional ore in various stockpiles at one of its mines three miles from the Mill. When the ore in these stockpiles is milled, it could produce in excess of 500,000 lbs. of uranium concentrates. Since the cost of mining the stockpiled ore was paid by others, production costs will be limited to milling and haulage from the stockpiles. Plateau plans to commingle this ore with higher grade ore from another of its mines to provide better mill feed when the Mill commences production. Registrant's subsidiary Crested Corp. owns a contingent interest in one-half of Plateau's obligations and operating cash flows.

C.   USECC Option on Kennecott's Interest in the
     Green Mountain Mining Venture

     Registrant and Crested have entered into negotiations with Kennecott Energy and Coal Company for Registrant and Crested Corp. to acquire Kennecott Uranium Company's interest in the Green Mountain Mining Venture. The Registrant expects such discussions to continue, however, no definitive agreement has been reached. Registrant will file a further 8-K if an agreement is reached regarding the acquisition of Kennecott's interest.

D.   Repurchase of Common Stock of Registrant

     Since February 25, 1997, the Registrant has purchased 13,000 shares of its Common Stock in open market transactions, at a cost to the Registrant of
$137,337.25. None of the transactions have involved affiliates of the Registrant. The Board of Directors of the Registrant believes the Registrant's Common Stock is trading at prices($9 3/8 to $11 1/4) bid on NASDAQ NMS over the past month) which justifies the use of a limited amount of working capital to purchase shares and will increase the book value of the outstanding shares. The Registrant may purchase additional shares up to $60,000 worth in open market transactions over the 60 days after the date of this 8-K Report.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                U. S. ENERGY CORP.



March 18, 1997                              By:   s/ Max T. Evans
                                                ------------------------------
                                                MAX T. EVANS, Secretary